[COMVEST ADVISORS LLC LETTERHEAD]

November 9, 2005

IT & E International Group
505 Lomas Sante Fe Drive, Suite 200
Solana Beach, California 92075
Attention:  __________________
                     Chairman of the Board

Re:	Financial Advisory Agreement

Dear Sirs:

        IT & E International Group, a public Nevada corporation (the “Company”), hereby engages our firm, and we hereby accept the engagement, to act as the Company’s financial advisor commencing November 9, 2005. Pursuant to this engagement, we agree to render to the Company such financial advisory services as may, from time to time, reasonably be required by the Company, including the (i) review of, and recommendations regarding the Company’s business and operations, (ii) advice regarding the Company’s growth strategy including proposed acquisitions, and (iii) advice regarding the Company’s management and infra-structure.

        We are being engaged hereunder as the Company’s non-exclusive financial advisor. Nothing herein shall prevent ComVest Advisors LLC (“ComVest”), or any affiliate, from providing the same or similar services to any other individual or entity.

        As a retainer fee for said financial advisory services, the Company shall pay to us the sum of $22,000 per month, payable in advance on the first business day of each month. In addition, the Company agrees to reimburse us for actual and reasonable out-of-pocket expenses, including travel and legal expenses approved by the Company in advance, incurred by us in the rendering of services which the Company requests that we perform hereunder. The Company can terminate a portion of our services, reducing the fee to $10,000 per month, upon 30 days prior written notice. The $10,000 fee shall be due and payable to ComVest for as long as ComVest (or an affiliate or member) owns 33% of the shares of Common stock originally purchased in connection with the Securities Purchase Agreement dated as of the date hereof between ComVest Investment Partners II LLC (or an affiliate) and the Company.

        The Company agrees to indemnify us against any losses, claims, damages or liabilities to which we may become subject in connection with the transactions referred to in this agreement under any of the Federal securities laws or any other statute or at common law or otherwise and to reimburse us for our reasonable legal or other expenses (including the reasonable cost of any investigation and preparation) incurred by us arising out of or in connection with any action or claim in connection therewith, whether or not resulting in any liability; provided, however, that, to the extent that any such loss, claim, damage or liability is found in the final judgment by a court to have, in effect, resulted from a material breach of the obligations of ComVest to the Company in connection with the performance by us of the services which are the subject of this agreement or from our gross negligence or willful misconduct in performing such services, (1) the Company shall not be liable for such indemnification and (2) if the Company shall become subject to any losses, claims, damages or liabilities as a result of such material breach, gross negligence or willful misconduct, we shall indemnify the Company to the same extent as set forth above with respect to indemnification by the Company in other cases. The indemnity agreement in this paragraph shall extend upon the same terms and conditions to ours and the Company’s officers, directors and employees and to each person (if any) who controls or is alleged to control us or the Company (we and the Company and each such other person being hereinafter referred to for this purpose as an “Indemnified Person”). In no event shall the Company or us, as applicable (each of them being hereinafter referred to for this purpose as an “Indemnitor”), be liable for any settlement effected without its written consent (which shall not be unreasonably withheld) of any claim, action, suit or proceeding against any Indemnified Person. An Indemnitor shall not be required to reimburse any Indemnified Person for time expended by such Indemnified Person or its personnel in connection with the defense of any matter which is the basis for a claim of indemnification or reimbursement pursuant to this agreement.

        If any action, suit or proceeding shall be brought against any Indemnified Person in respect of which indemnity may be sought pursuant to the provisions of the preceding paragraph, such Indemnified Person shall promptly notify the Indemnitor in writing, and the Indemnitor shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action, suit or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment thereof has been specifically authorized by the Indemnitor in writing, or (ii) the Indemnitor has failed to assume such defense and to employ counsel, or (iii) in such action, suit or proceeding there is, in the written opinion of such separate counsel, a conflict on any material issue between the positions of the Indemnitor and such Indemnified Person.

        The foregoing indemnification provisions shall survive any termination of the engagement provided for by this agreement.

        The Company represents and warrants to ComVest that ComVest’s engagement hereunder has been duly authorized and approved by the Board of Directors of the Company and this agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

        This agreement has been executed and delivered in the State of New York and shall be governed by the laws of such state, without giving effect to the conflicts of laws rules thereunder. The Company hereby submits and consents to the jurisdiction of the state or federal courts in New York, New York in connection with any action arising under this agreement.

        This agreement shall be binding upon, and enforceable against, the successors and assigns of each of the undersigned.

        The Company agrees that, without our consent, it will not use our name in any press release or public announcement relating to services performed by us hereunder unless required by applicable law.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the copy of this letter attached hereto, which shall thereupon constitute a binding agreement between us.

Very truly yours,
COMVEST ADVISORS LLC
By: /s/ Cecilio Rodriguez
Cecilio Rodriguez

Confirmed as of the date hereof:

IT & E INTERNATIONAL GROUP

By:	/s/ David Vandertie David Vandertie

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